UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2015

CLEVELAND BIOLABS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-32954	20-0077155
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

73 High Street

Buffalo, New York 14203

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (716) 849-6810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2015, the Board of Directors (the “Board”) of Cleveland BioLabs, Inc. (the “Company”) expanded the size of the Board from nine to ten members and elected Elena Kasimova as a director of the Company to hold such office until the Company’s 2015 Annual Meeting of Stockholders.

Ms. Kasimova has more than 10 years of experience in various financial positions with a focus on corporate finance and mergers and acquisitions. She has been Director of Strategy and Investment at BioProcess Capital Partners since 2010. Ms. Kasimova also currently serves on the Board of Directors of 7 biotechnological and pharmaceutical companies. Prior to this she was a Vice President at NRG Private Equity, the management company of a private equity fund with over $200 million in assets under management. From 2005 to 2008, Ms. Kasimova was Director of J&P Capital, the Corporate Finance and Investment Department of J’son & Partners Consulting, where she managed more than 50 corporate finance and investment projects. From 2003 to 2005, she served in various positions in the Financial Department at Ulyanovsk-GSM, a cellular operator, ending her tenure as Chief Economist. She holds degrees in investment management and linguistics from Ulyanovsk State University and is certified by the Russian state securities and exchange commission as an investment fund manager and executive.

In connection with her appointment to the Board, Ms. Kasimova was granted an option to purchase 15,000 shares of the Company’s common stock. The option will vest in three equal installments on the first, second and third anniversary of her appointment to the Board and will accelerate in full upon a change of control of the Company or upon her death, disability or retirement.

Ms. Kasimova was designated by Dr. Mikhail Mogutov pursuant to a Rights Agreement (the “Rights Agreement”), which the Company entered into in June 2014. Pursuant to the Rights Agreement, Dr. Mogutov shall have the right to designate one director for nomination for election to the Board until such time when Dr. Mogutov and his affiliates no longer hold in the aggregate more than 3% of the issued and outstanding Common Stock of the Company. The foregoing description of the Rights Agreement is qualified in its entirety by reference to such agreement, which is filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 20, 2014, and is incorporated herein by reference.

Item 8.01	Other Events.

On January 28, 2015, the Company issued a press release regarding the appointment of Elena Kasimova as a director of the Company under Item 5.02 of this Current Report on Form 8-k. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibit.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated January 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2015	CLEVELAND BIOLABS, INC.

	By:	/s/ Yakov Kogan
Yakov Kogan
Chief Executive Officer